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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES
EXCHANGE ACT OF 1934

Aquila, Inc. (formerly UtiliCorp United Inc.)
(Exact name of registrant as specified in its charter)

Delaware	44-0541877
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
20 West Ninth Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.875% Quarterly Interest Bonds due March 1, 2032	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

        Securities Act registration statement file number to which this form relates: 333-68400    (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the 7.875% Quarterly Interest Bonds due March 1, 2032 is set forth in the Prospectus Supplement dated February 25, 2002, and filed with the Commission pursuant to Rule 424 on February 26, 2002. The Prospectus Supplement is a supplement to the Prospectus contained in the registration statement on Form S-3 of Aquila, Inc. (formerly UtiliCorp United Inc.) (Registration No. 333-68400), which description is incorporated by reference.

Item 2.    Exhibits.

        List below all exhibits filed as a part of the registration statement:

2.1	Prospectus Supplement dated February 25, 2002, incorporated by reference to the Rule 424 filing by Aquila, Inc. (formerly UtiliCorp United Inc.) on February 26, 2002.
2.2	Indenture between Aquila, Inc. (formerly UtiliCorp United Inc.) and BankOne Trust Company, as Trustee, incorporated by reference to Exhibit 4(d) to Aquila Inc.'s Registration Statement No. 333-68400 filed August 27, 2001.
2.3	First Supplemental Indenture to Indenture, incorporated by reference to Exhibit 4 to Aquila, Inc.'s (formerly UtiliCorp United Inc.) Current Report on Form 8-K filed February 27, 2002.

Signature

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        Dated: March 20, 2002

Aquila, Inc.
By:	/s/ RANDAL P. MILLER Randal P. Miller Vice President, Finance and Treasurer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant's Securities to be Registered.
Item 2. Exhibits.
Signature